- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________


                                    FORM 8-K

                                 CURRENT REPORT

                               ___________________


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               ___________________


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 18, 1996

                               ___________________


                            SPIRE INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


             UTAH                         0-6425                87-0284979
(State or other jurisdiction of    (Commission File No.)      (IRS Employer
        incorporation)                                      Identification No.)


                               311 NORTH STATE STREET
                             SALT LAKE CITY, UTAH 84057
         (Address of principal executive offices, including zip code)


                                (801) 226-3355
             (Registrant's telephone number, including area code)


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

ITEM 1.   CONSUMMATION OF SHARE EXCHANGE

     On April 18, 1996, the Registrant completed a share exchange and related transactions (collectively, the "Share Exchange") pursuant to an Agreement and Plan of Reorganization among the Registrant, Spire Technologies, Inc. ("Spire"), Spire Technologies Systems Division, Inc. ("Spire Systems" and, collectively with Spire, the "Spire Companies") and the holders of all the capital stock of the Spire Companies (the "Spire Stockholders"). The shareholders of the Registrant approved the Share Exchange in a special meeting held for such purpose prior to the completion of the Share Exchange.

     The Share Exchange, consummated on April 18, 1996, included the following actions and transactions:

          (a) The Registrant acquired all of the issued and outstanding shares of the capital stock of Spire and Spire Systems in exchange for the issuance by the Registrant of an aggregate of 3,501,883 shares of the common stock, par value $0.25 per share, of the Registrant ("Common Stock") to the Spire Stockholders;

          (b) The Registrant amended its Articles of Incorporation to make effective a one-for-seven reverse split of the shares of Common Stock issued and outstanding at the effective time (the "Effective Time") of the Share Exchange;

          (c) The Registrant amended its Articles of Incorporation to change the name of the Registrant to Spire International Corp.;

          (d) The Registrant adopted the Amacan Resources Corporation Stock Incentive Plan (the "Option Plan");

          (e) The Registrant substituted options to purchase shares of Common Stock pursuant to the Option Plan for outstanding options to purchase shares of the common stock, par value $.01 per share, of Spire issued pursuant to the Spire 1995 Stock Option and Award Plan; and

          (f) The officers and directors of the Registrant resigned from such positions subsequent to the Effective Time and replacement officers and directors were appointed by the Spire Stockholders.

     As a result of the completion of the Share Exchange, a change in the control of the Registrant has occurred. In connection with the Share Exchange, the Spire Stockholders acquired beneficial ownership of approximately 90.0% of the issued and outstanding shares of Common Stock. The amount of consideration paid by the Registrant in the Share Exchange was determined through arms-length negotiations between the Registrant and the Spire Companies, based upon the business, financial condition, operations, management and prospects of the Registrant and the Spire Companies. The Definitive Information Statement describing the Share Exchange was filed with the Securities and Exchange Commission on March 28, 1996. Copies of the Articles of Amendment and Share Exchange filed with the Utah Department of Commerce giving effect to the Share Exchange and of the press release announcing its consummation are attached as exhibits 1 and 2 hereto, respectively.


ITEM 2.   ACQUISITION OF THE SPIRE COMPANIES

     By means of the Share Exchange, the Registrant acquired all of the issued and outstanding capital stock of Spire and Spire Systems on April 18, 1996. The manner of and consideration for the acquisition are described above in Item 1 of this Report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

          The Combined Financial Statements of Spire and Spire Systems required pursuant to this Item 7(a) are filed as part of this Report as pages 3 through 15.

     (b)  Pro forma financial information.

          The pro forma financial information of the Registrant and the Spire Companies required pursuant to this Item 7(b) are filed as part of this Report as pages 16 through 19.

     (c)  Exhibits.

          The following exhibits are included herein:

    REG S-K                                                        EXHIBIT
   EXHIBIT NO.                  DESCRIPTION                           NO.
   -----------    ----------------------------------------         -------
        4         Articles of Amendment and Share Exchange             1

       99         Press Release dated April 22, 1996                   2

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SPIRE INTERNATIONAL CORP.



                                   /s/ Robert K. Bench
                                   -------------------------------------
                                   Robert K. Bench
                                   President


Date: May 3, 1996

                            SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.


                          COMBINED FINANCIAL STATEMENTS

                             APRIL 30, 1995 AND 1994


                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders of
Spire Technologies, Inc. and Spire Technologies Systems Division, Inc.:


We have audited the accompanying combined balance sheets of Spire Technologies, Inc. and Spire Technologies Systems Division, Inc. as of April 30, 1995 and 1994, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Spire Technologies, Inc. and Spire Technologies Systems Division, Inc. as of April 30, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                      /s/  KPMG Peat Marwick LLP
                                                      --------------------------
                                                           KPMG Peat Marwick LLP

Salt Lake City, Utah
January 5, 1996

                            SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                             COMBINED BALANCE SHEETS
                             APRIL 30, 1995 AND 1994

                              ASSETS                       1995           1994
                              ------                       ----           ----
Current assets:
   Cash                                                $  766,247     $  493,460
   Accounts receivable                                  1,524,948        879,007
   Other current assets                                    17,410         26,518
   Deferred tax assets (note 3)                            39,041         27,468
                                                       ----------     ----------
               Total current assets                     2,347,646      1,426,453
Fixed assets:

   Land                                                    36,021         36,021
   Buildings                                              250,489        250,489
   Furniture and equipment                                372,669        258,274
   Transportation equipment                                11,516         11,516
   Accumulated depreciation                              (202,484)      (161,428)
                                                       ----------     ----------
               Net fixed assets                           468,211        394,872
                                                       ----------     ----------
                                                       $2,815,857     $1,821,325
                                                       ----------     ----------
                                                       ----------     ----------

             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------
Current liabilities:
   Notes payable to bank (note 2)                              --             --
   Current portion of long-term debt (note 2)              87,527         50,912
   Accounts payable                                       998,115        541,811
   Accrued liabilities                                    360,388         55,370
   Income taxes payable (note 3)                           32,154         12,737
   Deferred maintenance revenue                           686,194        522,050
                                                       ----------     ----------
               Total current liabilities                2,164,378      1,182,880
                                                       ----------     ----------
Long-term liabilities:
   Long-term debt, excluding current portion (note 2)     223,412        307,755
   Deferred tax liability (note 3)                          4,773          6,131
                                                       ----------     ----------
               Total long-term liabilities                228,185        313,886
                                                       ----------     ----------
Stockholders' equity (note 5):
   Spire Technologies, Inc.
      Common stock, $.01 par value. Authorized and issued
         100,000 shares                                     1,000         1,000
      Additional paid-in capital                            7,410         7,410
      Treasury stock, 17,000 shares, at cost             (170,000)     (170,000)
   Spire Technologies Systems Division, Inc.
      Common stock, no par value. Authorized 1,000,000
         shares; issued and outstanding 100,000 shares      1,000         1,000
      Combined retained earnings                          583,884       485,149
                                                       ----------     ----------
               Total stockholders' equity                 423,294       324,559
Commitments and contingencies (notes 4 and 7)
                                                       ----------     ----------
                                                       $2,815,857    $1,821,325
                                                       ----------     ----------
                                                       ----------     ----------

See accompanying notes to combined financial statements.

                            SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                          COMBINED STATEMENTS OF INCOME


                       YEARS ENDED APRIL 30, 1995 AND 1994



                                                    1995            1994
                                                 -----------       ---------
Revenues:
   Software licenses and maintenance             $ 5,356,572       3,136,919
   Hardware sales and service                      4,318,111       2,906,492
                                                 -----------       ---------
     Total revenues                                9,674,683       6,043,411
                                                 -----------       ---------

Cost of sales:
   Software licenses and maintenance               2,879,943       1,441,133
   Hardware sales and service                      3,734,132       2,525,896
                                                 -----------       ---------
     Total cost of sales                           6,614,075       3,967,029
                                                 -----------       ---------
     Gross profit                                  3,060,608       2,076,382

Selling, general, and administrative expenses      2,927,081       2,032,513
                                                 -----------       ---------

     Income from operations                          133,527          43,869
Other income (expense):
   Interest income                                    10,272           8,812
   Interest expense                                  (28,348)        (25,517)
   Other income                                       29,772              --
                                                 -----------       ---------
     Total other income (expense)                     11,696         (16,705)
                                                 -----------       ---------
     Income before taxes                             145,223          27,164

     Income tax expense (note 3)                      46,488           8,931
                                                 -----------       ---------
     Net income                                  $    98,735          18,233
                                                 -----------       ---------
                                                 -----------       ---------

     Net income per common share                 $      0.53            0.09
                                                 -----------       ---------
                                                 -----------       ---------

See accompanying notes to combined financial statements.

                           SPIRE TECHNOLOGIES, INC.
                   AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                    COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                        YEARS ENDED APRIL 30, 1995 AND 1994


                                                            STI                                      TOTAL
                                  STI         STSDI      ADDITIONAL                                  STOCK-
                                 COMMON       COMMON      PAID-IN       TREASURY      RETAINED       HOLDERS'
                                 STOCK        STOCK       CAPITAL        STOCK        EARNINGS       EQUITY
                               --------       ------     ----------     --------       --------      --------
Balances at April 30, 1993     $  1,000          --          7,410            --       466,916       475,326
Stock issuance                       --       1,000             --            --            --         1,000

Stock repurchase                     --          --             --      (170,000)           --      (170,000)
Net income                           --          --             --            --        18,233        18,233
                               --------       ------     ----------     --------       --------      --------
Balances at April 30, 1994        1,000       1,000          7,410      (170,000)      485,149       324,559
Net income                           --          --             --            --        98,735        98,735
                               --------       ------     ----------     --------       --------      --------
Balances at April 30, 1995     $  1,000       1,000          7,410      (170,000)      583,884       423,294
                               --------       ------     ----------     --------       --------      --------
                               --------       ------     ----------     --------       --------      --------


See accompanying notes to combined financial statements.

                            SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                        COMBINED STATEMENTS OF CASH FLOWS


                       YEARS ENDED APRIL 30, 1995 AND 1994

                                                                         April 30,     April 30,
                                                                           1995          1994
                                                                         ---------     ---------
Cash flows from operating activities:
   Net income                                                            $  98,735     $  18,233
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Deferred taxes                                                    (12,931)       12,249
         Depreciation                                                       41,056        37,313
         Decrease (increase) in assets:
         Accounts receivable                                              (645,941)      368,801
         Other current assets                                                9,108       (26,518)
      Increase (decrease) in liabilities:
         Accounts payable                                                  456,304      (304,540)
         Accrued liabilities                                               305,018        20,929
         Income taxes payable                                               19,417        (2,135)
         Deferred maintenance revenue                                      164,144        89,877
                                                                         ---------     ---------
               Total adjustments                                           336,175       195,976
                                                                         ---------     ---------
               Net cash provided by operating activities                   434,910       214,209
                                                                         ---------     ---------
Cash flows from investing activities--purchase of fixed assets            (114,395)      (25,123)
                                                                         ---------     ---------
Cash flows from financing activities:
   Proceeds from issuance of stock                                              --         1,000
   Net borrowings on note payable to bank                                       --       (13,166)
   Principal payments of long-term debt                                   (176,167)      (52,167)
   Proceeds from long-term debt issuance                                   128,439            --
                                                                         ---------     ---------
               Net cash used in financing activities                       (47,728)      (64,333)
                                                                         ---------     ---------
Net increase in cash                                                       272,787       124,753
Cash at beginning of year                                                  493,460       368,707
                                                                         ---------     ---------
Cash at end of year                                                      $ 766,247     $ 493,460
                                                                         ---------     ---------
                                                                         ---------     ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
- -------------------------------------------------
Cash paid for interest                                                   $  28,348     $  25,517
Cash paid for income taxes                                                  23,832        17,705


See accompanying notes to combined financial statements.

                            SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             APRIL 30, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Spire Technologies, Inc. and Spire Technologies Systems Division, Inc., are resellers of computer software and hardware, and also provide technical support for certain software. Their customers consist of business and governmental entities, geographically dispersed throughout the United States. As a reseller, the Company is dependent upon third party suppliers. Over seventy percent of the Company's revenues are derived from products it obtains from three suppliers.

     PRINCIPLES OF COMBINATION

     The combined financial statements include the financial statements of Spire Technologies, Inc. (Spire Technologies or STI) and Spire Technologies Systems Division, Inc. (STSDI) (the Companies). The Companies operate under the direction of the same management team and the ownership of the two entities is controlled by the same individuals. STSDI has no employees. All work is performed by Spire Technologies and a management fee is charged for the services provided. All significant intercompany balances and transactions have been eliminated in combination.

     CASH EQUIVALENTS

     Cash equivalents of $766,247 and $493,460 at April 30, 1995 and 1994, respectively, consist of deposits at financial institutions. For purposes of the combined statements of cash flows, the Companies consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     FIXED ASSETS

     Fixed assets are stated at cost. Depreciation of fixed assets is computed on the straight-line method over the estimated useful lives of individual classes of assets. The estimated useful lives of the individual classes of assets are as follows:


               Buildings                                     40 years
               Furniture and equipment                     3-10 years
               Transportation equipment                       5 years

                            SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     REVENUE RECOGNITION

     Revenue from the sale of software licenses and hardware sales is recognized at the time of delivery. Revenue from maintenance contracts and customer service is recognized as the service is performed. Deferred maintenance revenue consists of payments received on software maintenance contracts and recorded as revenue over the period of the contract, which is typically one year.

     INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     INCOME PER SHARE

     Per share amounts are computed by dividing net income by the weighted average number of common shares outstanding. There were 183,000, and 190,499 weighted average common shares outstanding at April 30, 1995, and April 30, 1994, respectively.

     USE OF ESTIMATES

     Management of the Companies has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                            SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


(2)  NOTE PAYABLE TO BANK AND LONG-TERM DEBT

     Spire Technologies has available with a commercial bank an unsecured line of credit agreement totaling $75,000. The line of credit bears interest at prime plus two percent and expires March 23, 1996.

     Long-term debt at April 30, 1995 and 1994, consisted of the following:

                                                                                    1995        1994
                                                                                  --------    --------
     8.75% first mortgage payable in monthly installments of $1,385, including interest, secured by the Company's land and building with a book value
       of $261,495 at April 30, 1995                                              $     --    $128,033

     8.25% first mortgage payable in monthly installments of $1,173, including interest, with final payment of $107,417 due July 15, 1999, secured by the Company's land and building with a book value of $261,495 at
       April 30, 1995                                                              125,755          --

     8.70% SBA loan payable in monthly installments of $1,078, including interest, secured by the Company's land and building with a book value
       of $261,495 at April 30, 1995                                               104,754     107,736

     5% simple interest loan payable in monthly installments of 1.4% of the Spire
       Technologies gross margin from the prior month, secured by common stock
       of Spire Technologies                                                        80,430     122,898
                                                                                  --------    --------
                     Total long-term debt                                          310,939     358,667

     Less current portion                                                           87,527      50,912
                                                                                  --------    --------
                     Long-term debt, excluding current portion                    $223,412    $307,755
                                                                                  --------    --------
                                                                                  --------    --------

                           SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

(2)  NOTE PAYABLE TO BANK AND LONG-TERM DEBT (continued)

     Aggregate maturities of long-term debt are as follows:

          Year ended April 30:
                    1996                                           $ 87,527
                    1997                                              7,721
                    1998                                              8,400
                    1999                                              9,139
                    2000                                            112,877
                    Thereafter                                       85,275
                                                                   --------
                                                                   $310,939
                                                                   --------
                                                                   --------

(3)  INCOME TAXES

     Income tax expense consists of:

                                               CURRENT    DEFERRED      TOTAL
                                               -------    --------      ------
        Year ended April 30, 1995:
             Federal                           $50,242     (11,273)     38,969
             State                               9,177      (1,658)      7,519
                                               -------     -------      ------
                                               $59,419     (12,931)     46,488
                                               -------     -------      ------
                                               -------     -------      ------
        Year ended April 30, 1994:
             Federal                           $(3,179)     10,679       7,500
             State                                (139)      1,570       1,431
                                               -------     -------      ------
                                               $(3,318)     12,249       8,931
                                               -------     -------      ------
                                               -------     -------      ------

     Actual income tax expense differs from the "expected" tax expense (computed by applying the U.S. federal corporate income tax rate of 34 percent to income before income taxes) as follows:

                                                    1995       1994
                                                   -------    ------
     Computed "expected" tax expense               $49,376     9,236

     Increase (decrease) in income taxes
      resulting from:
        State income taxes, net of federal tax
         benefit                                     4,963       840
        Other                                       (7,851)   (1,145)
                                                   -------    ------
                   Income taxes                    $46,488     8,931
                                                   -------    ------
                                                   -------    ------

                           SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

(3)  INCOME TAXES (continued)

     The tax effects of temporary differences that give rise to current deferred tax assets and noncurrent deferred tax liabilities at June 30, 1995 and 1994, are presented below:

                                                          1995      1994
                                                         -------   ------
          Current deferred tax assets:
             Vacation accrual                            $ 9,232    7,435
             Allowance for bad debts                      29,809   20,033
                                                         -------   ------
               Total current deferred tax assets         $39,041   27,468
                                                         -------   ------
                                                         -------   ------
          Noncurrent deferred tax liability -- tax
            depreciation in excess of
            book depreciation                            $ 4,773    6,131
                                                         -------   ------
                                                         -------   ------

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more than likely than not the Companies will realize the benefits of these deductible differences.


(4)  LEASES

     The Companies have several operating leases for office space and equipment, all of which have terms of one year or less. The Companies incurred rent expenses of $19,973 and $-0- for the years ended April 30, 1995 and 1994, respectively. The Companies anticipate renewing these leases under options clauses in the agreements. Rent expense under these options clauses for 1996 would be $66,174.

                           SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

(5)  STOCK RESTRICTION AGREEMENT

     Spire Technologies has entered into an agreement with each of its stockholders that places certain restrictions on the transfer of common stock by the stockholders. In general, in the event of a proposed transfer of stock, the agreement provides Spire Technologies with the first right of refusal to purchase the shares proposed for transfer. If Spire Technologies declines to purchase the shares, other stockholders may acquire the shares not acquired by Spire Technologies. If neither Spire Technologies nor other stockholders exercise the right to purchase the shares, the individual may transfer the shares to a third party with the prior written consent of 75 percent of the issued and outstanding stock of Spire Technologies. These restrictions would be eliminated in conjunction with the business combination described in note 7.


(6)  RETIREMENT PLAN

     Spire Technologies has a qualified defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. The Plan covers all employees who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pretax basis. In addition, employer contributions are made at the discretion of the Board of Directors. Participants are fully vested at all times in employee contributions. Employer contributions vest over a six-year period. Employer contributions of $11,545 and $6,001 were made for the years ended April 30, 1995 and 1994, respectively.


(7)  SUBSEQUENT EVENTS

     In January 1996, the Companies entered into an agreement and plan of reorganization with Amacan Resources Corporation (Amacan) that when consummated will result in a business combination wherein the Companies will become wholly owned subsidiaries of Amacan. Since 1974, Amacan has been almost exclusively engaged as a participant with others in oil and gas operations and development. Amacan's principal assets are working interests in producing oil and gas wells and options or rights to participate in the drilling of additional wells.

                           SPIRE TECHNOLOGIES, INC.
                  AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

(7)  SUBSEQUENT EVENTS (continued)

     At the closing of the business combination, (a) the 389,102 shares of Amacan's common stock previously outstanding (as adjusted for a reverse stock split) will remain outstanding and (b) Amacan will issue an additional 3,501,883 shares of its common stock for all of the issued and outstanding shares of the Companies' common stock. The business combination will be treated for accounting purposes as a "reverse merger" wherein the Companies will be shown as the acquiring company even though Amacan will issue its common shares to acquire the Companies because the stockholders of the Companies will have the significant majority of the outstanding common stock after the combination, and management of the Companies will become the management of the combined Companies. The business combination will be accounted for as a purchase transaction with the net assets of Amacan being recorded at their fair value at the date of closing and operating results of Amacan prior to the business combination will not be included with the historical operating results of the Companies.

     The following unaudited proforma financial information presents the combined results of operations of the Companies and Amacan as if the acquisition had occurred as of May 1, 1993. The proforma financial information does not necessarily reflect the results of operations that would have occurred had the Companies and Amacan constituted a single entity during such periods.

                                             YEARS ENDED APRIL 30,
                                            ----------------------
                                               1995        1994
                                            ----------   ---------
          Net sales                         $9,862,216   6,231,833

          Net income                           127,258      31,242

          Net income per share                     .04         .01


     In December 1995, Spire Technologies adopted an employee stock option plan for which 12,000 shares (pre merger) of its common stock have been reserved for issuance under the plan. A total of 8,155 options (pre merger) were granted, at a price of $44 per share upon adoption of the plan.

                           AMACAN AND SPIRE COMPANIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                JANUARY 31, 1996

                                                        HISTORICAL                  PRO FORMA
                                                 -----------------------    ---------------------------
                                                                 SPIRE
                                                   AMACAN      COMPANIES    ADJUSTMENTS       COMBINED
                                                 ---------    ----------    -----------      ----------
ASSETS
Current assets:
  Cash and cash equivalents                      $  56,523    $1,285,511     $               $1,342,034

  Investments -- certificates of
    deposit                                        454,119            --                        454,119
  Accounts receivable                               13,281     2,528,569                      2,541,850
  Other current assets                                  --        18,294                         18,294
  Deferred tax asset                                    --        11,310                         11,310
                                                 ---------    ----------     ---------       ----------
    Total current assets                           523,923     3,843,684                      4,367,607
                                                 ---------    ----------     ---------       ----------
Net property and equipment                              --       484,320                        484,320
Interest in oil and gas properties,
   and equipment                                   224,213            --      (224,213)(3)           --
                                                 ---------    ----------     ---------       ----------
                                                 $ 748,136    $4,328,004     $(224,213)      $4,851,927
                                                 ---------    ----------     ---------       ----------
                                                 ---------    ----------     ---------       ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable to bank                           $      --    $    3,722     $               $    3,722

  Current portion of long--term
    debt                                                --         7,560                          7,560
  Accounts payable and
    accrued expenses                                78,584     1,910,843                      1,989,427
  Income taxes payable                                  --       384,073                        384,073
  Deferred maintenance
    revenue                                             --       853,946                        853,946
                                                 ---------    ----------     ---------       ----------
    Total current liabilities                       78,584     3,160,144                      3,238,728
Long--term liabilities:
  Debt, excluding current
    portion                                             --       217,682                        217,682
  Deferred tax liability                                --        45,549                         45,549

  Deferred compensation                             15,150            --                         15,150
                                                 ---------    ----------     ---------       ----------
    Total long--term liabilities                    15,150       263,231                        278,381
Stockholders' equity:
  Common stock                                     680,929         2,000       289,817 (1)      972,746
  Additional paid--in capital                       89,504        73,200      (162,704)(1)           --
  Treasury stock                                        --      (126,140)      126,140 (2)           --
  Retained earnings (deficit)                     (116,031)      955,569      (477,466)(3)      362,072
                                                 ---------    ----------     ---------       ----------

    Net stockholders' equity                       654,402       904,629      (224,213)       1,334,818
                                                 ---------    ----------     ---------       ----------
                                                 $ 748,136    $4,328,004     $(224,213)      $4,851,927
                                                 ---------    ----------     ---------       ----------
                                                 ---------    ----------     ---------       ----------

                           AMACAN AND SPIRE COMPANIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                       NINE MONTHS ENDED JANUARY 31, 1996

                                           HISTORICAL                    PRO FORMA
                                 ----------------------------------------------------------------
                                                    SPIRE
                                   AMACAN         COMPANIES        ADJUSTMENTS         COMBINED
                                 -----------     ------------      ------------      ------------
REVENUES:
  Software licenses and
    maintenance                  $       --      $  6,018,605      $                 $  6,018,605
  Hardware sales and service             --         4,553,858                           4,553,858
  Oil and gas sales                 108,850                --                             108,850
                                 -----------     ------------      ------------      ------------
    Total revenues                  108,850        10,572,463                          10,681,313

COST OF SALES:
  Software licenses and
    maintenance                          --         2,605,631                           2,605,631
  Hardware sales and service             --         3,958,663                           3,958,663
  Oil and gas sales                  71,084                --           (28,071)(3)        43,013
                                 -----------     ------------      ------------      ------------
    Total cost of sales              71,084         6,564,294           (28,071)        6,607,307
                                 -----------     ------------      ------------      ------------
    Gross profit                     37,766         4,008,169            28,071         4,074,006

Selling, general, and
    administrative
      expenses                      109,498         3,405,747                           3,515,245
                                 -----------     ------------      ------------      ------------
    Income (loss) from
      operations                    (71,732)          602,422            28,071           558,761
                                 -----------     ------------      ------------      ------------
Other income                         17,434             6,956                              24,390
                                 -----------     ------------      ------------      ------------
    Income (loss) before
      income  taxes                 (54,298)          609,378            28,071           583,151

Income tax expense                      903           237,693             4,571           243,167
                                 -----------     ------------      ------------      ------------
    Net income (loss)            $  (55,201)     $    371,685      $     23,500      $    339,984
                                 -----------     ------------      ------------      ------------
                                 -----------     ------------      ------------      ------------
    Net income (loss) per
      common share                   $(0.02)            $2.03                               $0.09
                                 -----------     ------------                        ------------
                                 -----------     ------------                        ------------

                           AMACAN AND SPIRE COMPANIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                            YEAR ENDED APRIL 30, 1995

                                           HISTORICAL                    PRO FORMA
                                 ----------------------------------------------------------------
                                                    SPIRE
                                   AMACAN         COMPANIES        ADJUSTMENTS         COMBINED
                                 -----------     ------------      ------------      ------------
REVENUES:
  Software licenses and
    maintenance                  $       --      $   5,356,572       $               $  5,356,572
  Hardware sales and service             --          4,318,111                          4,318,111
  Oil and gas sales                 187,533                 --                            187,533
                                 ----------      -------------       ---------       ------------
    Total revenues                  187,533          9,674,683                          9,862,216

COST OF SALES:
  Software licenses and
    maintenance                          --          2,879,943                          2,879,943
  Hardware sales and service             --          3,734,132                          3,734,132
  Oil and gas sales                 130,141                 --         (45,506)(3)         84,635
                                 ----------      -------------       ---------       ------------
    Total cost of sales             130,141          6,614,075         (45,506)         6,698,710
                                 ----------      -------------       ---------       ------------
    Gross profit                     57,392          3,060,608          45,506          3,163,506
Selling, general, and
  administrative expenses            61,808          2,927,081                          2,988,889
                                 ----------      -------------       ---------       ------------
    Income from operations           (4,416)           133,527          45,506            174,617
                                 ----------      -------------       ---------       ------------
Other income (expense)               (5,767)            11,696                              5,929
                                 ----------      -------------       ---------       ------------
    Income (loss) before income
      taxes                         (10,183)           145,223          45,506            180,546
Income tax expense                    1,199             46,488           5,601             53,288
                                 ----------      -------------       ---------       ------------
    Net income (loss)            $  (11,382)     $      98,735       $  39,905       $    127,258
                                 ----------      -------------       ---------       ------------
                                 ----------      -------------       ---------       ------------
    Net income (loss) per
      common share                   $(0.00)             $0.54                              $0.04
                                 ----------      -------------                       ------------
                                 ----------      -------------                       ------------

                      NOTES TO AMACAN AND SPIRE COMPANIES
         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1. The pro forma combined common stock as of January 31, 1996 is adjusted to reflect the recapitalization through the Amacan one-for-seven reverse stock split, resulting in 389,102 shares of Amacan Common Stock outstanding, with par value remaining at $0.25 and the subsequent issuance of 3,501,883 shares of Amacan Common Stock in exchange for all issued shares of the Spire Common Stock and Spire Systems Common Stock. This results in an increase in common stock of $289,817 as follows:

          Total common shares outstanding . . . . . . . . . . .     3,890,985
          Par value of $.25 . . . . . . . . . . . . . . . . . .         $0.25
                                                                 ------------
                                                                 $    972,746
                                                                 ------------
                                                                 $    682,929
                                                                 ------------
          Less balance of common stock issued prior to
          merger. . . . . . . . . . . . . . . . . . . . . . . .  $    289,817
                                                                 ------------
                                                                 ------------

     Additional paid-in capital is reduced by the $289,817 resulting in negative additional paid-in capital of $127,113 which is charged to retained earnings to eliminate the negative balance.

2. The Spire Companies' treasury stock in the amount of $126,140 is cancelled in connection with the Share Exchange and is charged to retained earnings because there is no remaining additional paid-in capital.

3. Because the estimated fair market value of the Amacan Common Stock at the date the Exchange Agreement was signed and announced to the public (based on the number of shares of Amacan Common Stock outstanding (2,723,714) multiplied by the average of the bid and ask price $.07 of the common stock on that date), is less than the recorded value of its current assets, net of total liabilities, the Company's interest in oil and gas properties, and equipment of $224,213 as of January 31, 1996, has been reduced to zero, with an offset to retained earnings. Related historical amortization and depreciation for each period has been eliminated in the pro forma condensed combined income statements.

     The net adjustment to retained earnings is summarized as follows:


          Elimination of negative balance in additional paid-in
            capital . . . . . . . . . . . . . . . . . . . . . . . .  $ 127,113

          Elimination of treasury stock . . . . . . . . . . . . . .    126,140

          Write off of net property and equipment, and oil and
          gas properties of Amacan  . . . . . . . . . . . . . . . .    224,213
                                                                     ---------
                                                                     $ 477,466
                                                                     ---------
                                                                     ---------




                                 - 19 -